================================================================================




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): APRIL 10, 2002



                                CYBERONICS, INC.
             (Exact name of registrant as specified in its charter)


     DELAWARE                      0-19806                   76-0236465
     (State of                   (Commission                (IRS Employer
   incorporation)                file number)             Identification No.)


                          16511 SPACE CENTER BOULEVARD
                               CYBERONICS BUILDING
                              HOUSTON, TEXAS 77058
               (Address of principal executive offices) (Zip code)

                                 (281) 228-7200
               Registrant's telephone number, including area code:





================================================================================

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

The Audit Committee of the Board of Directors of Cyberonics, Inc. ("Cyberonics") annually considers and recommends to the Board of Directors of Cyberonics the selection of Cyberonics' independent public accountants. As recommended by Cyberonics' Audit Committee, Cyberonics' Board of Directors on April 10, 2002 decided to dismiss Arthur Andersen LLP as Cyberonics' independent public accountants.

Arthur Andersen LLP's reports on Cyberonics' consolidated financial statements for both of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During Cyberonics' two most recent fiscal years and through April 10, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreements in connection with Arthur Andersen LLP's report; and during such period there were no "reportable events" of the kind listed in Item 304(a)(1)(iv) of Regulation S-K.

Cyberonics provided Arthur Andersen LLP with a copy of the foregoing disclosure and requested Arthur Andersen LLP to furnish Cyberonics with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements by Cyberonics in the foregoing disclosure and, if not, stating the respects in which it does not agree. Arthur Andersen LLP's letter is filed as
Exhibit 16.1 to this Current Report on Form 8-K.

ITEM 7. EXHIBITS.

16.1 - Letter dated April 16, 2002, from Arthur Andersen LLP to the Securities and Exchange Commission.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CYBERONICS, INC.


                                     /s/ Pamela B. Westbrook
                                     --------------------------------------
                                     Pamela B. Westbrook
                                     Vice President, Finance and
                                     Administration and Chief Financial Officer


Date:  April 17, 2002

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------

16.1 - Letter dated April 16, 2002, from Arthur Andersen LLP to the Securities and Exchange Commission.